EXHIBIT 23.1


                           [ARTHUR ANDERSEN LLP]



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 1999 on TheStreet.com, Inc. for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                               /s/ Arthur Andersen LLP
                               -------------------------
                                   ARTHUR ANDERSEN LLP


 New York, New York
 November 3, 1999